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                                                                  EXHIBIT 10(m)6
                                                           ALLETE 2006 Form 10-K

                                     ALLETE
                 EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                         NONQUALIFIED STOCK OPTION GRANT
                                 EFFECTIVE 2007
                         [ELIGIBLE EXECUTIVE EMPLOYEES]

Name

SS#

In accordance with the terms of ALLETE's Executive Long-Term Incentive Compensation Plan (the "Plan"), as determined by and through the Executive Compensation Committee of ALLETE's Board of Directors, ALLETE hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Grant (including Annex A hereto and all documents incorporated herein by reference) the rights and options (the "Options") to purchase from ALLETE, shares of its common stock, without par value, as set forth below:

Number of Options Granted:
Number of Shares to which Options Pertain:
Date of Grant:
Option Price:
Vesting:


Expiration Date:
Exercise Period:

Further terms and conditions of the Grant are set forth in Annex A hereto, which is an integral part of this Grant. This Grant is made in accordance with the Plan, which was approved by ALLETE's shareholders at the 2005 Annual Meeting. All terms, provisions and conditions applicable to the Options set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.

These Options are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, ALLETE has caused this Grant to be executed by its Chairman, President and Chief Executive Officer as of the date and year first above written.

                                        ALLETE


                                        By:
                                           -------------------------------------
                                                Chairman, President and CEO

Attachment: Annex A

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                                     ANNEX A
                                       TO
                 EXECUTIVE LONG-TERM INCENTIVE COMPENSATION PLAN
                         NONQUALIFIED STOCK OPTION GRANT
                                 EFFECTIVE 2007
                         [ELIGIBLE EXECUTIVE EMPLOYEES]

     1. FURTHER TERMS AND CONDITIONS OF OPTIONS. The Grant of Options evidenced by the Grant to which this is annexed is subject to the following additional terms and conditions:

          (a)    EXERCISE OF OPTIONS. Except as otherwise provided in subsection
(b) hereof, upon a Change in Control as set forth in the Plan or as the Executive Compensation Committee (the "Committee") may determine, the Participant must be in the employ of ALLETE or a Subsidiary thereof at the time the Options are exercised. Subject to the foregoing and to subsection (b) hereof, after vesting, the Options may be exercised in whole or in part from time to time by written or electronic notice of exercise delivered to Computershare, such notice to be received and effective not later than the Expiration Date, specifying the number of Shares to be purchased. In the event that the Expiration Date shall fall on a day that is not a regular business day at ALLETE's executive offices in Duluth, Minnesota, such notice must be delivered to Computershare no later than the last regular business day prior to the Expiration Date.

          (b) EXERCISE UPON DEATH, RETIREMENT, OR DISABILITY; FORFEITURE UPON TERMINATION OF EMPLOYMENT FOR CAUSE, DEMOTION, OR UNSATISFACTORY JOB PERFORMANCE.

          (1) If the Participant retires pursuant to the terms of a tax-qualified retirement plan of ALLETE or a Subsidiary or upon such other retirement as may be approved by the Committee, the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable by the Participant in full at any time during the three-year period immediately following his retirement, but in no event after the Expiration Date.

          (2) In the event of the death of the Participant while in the employ of ALLETE or a Subsidiary, the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable by the executors, administrators, legatees or distributees of his estate, as the case may be, in full at any time during the one-year period following his death, but in no event after the Expiration Date.

          (3) In the event of the termination of the employment of the Participant due to Disability (as defined in Section 22(e)(3) of the Code), the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable in full at any time during the one-year period following such termination of employment, but in no event after the Expiration Date.

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          (4) If the Participant's employment or service with the Company terminates for any reason other than for Cause (defined below). Participant shall have ninety (90) days from the date of termination of employment or service to exercise vested options and all unvested options will be forfeited as of the date of termination.

          (5) If the Participant's employment with the Company or any Subsidiary is terminated for Cause, all outstanding unvested and vested Options shall be forfeited as of the date of such termination of employment or service. Cause is defined as (a) any conduct by the Participant that causes or threatens a loss to the Company; (b) any violation of any Company policy; (c) Participant's refusal or neglect to substantially perform his or her obligations and services; (d) violation of the Company's code of business conduct and ethics; or (e) Participant's arrest, conviction or admission of any crime involving injury to persons, misappropriation of money, or damage to property.

          (6) If the Participant is demoted, or if ALLETE or a Business Unit determines in its sole discretion that the Participants job performance is unsatisfactory, ALLETE reserves the right to cancel any grants and unvested options.

          (7) Notwithstanding the foregoing, the Committee may, in its discretion and at any time, provide that the Options may be exercisable during a period of up to 5 years following termination of employment but in no event after the Expiration Date.

    2. RATIFICATION OF ACTIONS. By receiving the Grant or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Grant by ALLETE, the Board or the Committee.

     3. NOTICES. Any notice hereunder to ALLETE shall be addressed to its office, 30 West Superior Street, Duluth, Minnesota 55802, Attention: Manager - Executive Compensation and Employee Benefits, Human Resources, and any notice hereunder to the Participant shall be directed to the Participant's address as indicated by ALLETE's records, subject to the right of either party to designate at any time hereafter in writing some other address.

     4. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

     5. GOVERNING LAW AND SEVERABILITY. To the extent not preempted by Federal law, the Grant will be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law provisions. In the event any provision of the Grant shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Grant, and the Grant shall be construed and enforced as if the illegal or invalid provision had not been included.

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